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                                                                   Exhibit 99

[ZOLTEK logo]

FOR IMMEDIATE RELEASE                              NASDAQ NMS SYMBOL:  "ZOLT"
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                         ZOLTEK WINS MAJOR CONTRACT
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                 FOR REINFORCING CONCRETE WITH CARBON FIBER
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         ST. LOUIS, MISSOURI -- JANUARY 17, 2005 -- Zoltek Companies, Inc.
today reported that it has signed a multiyear supply agreement with TechFab, LLC that marks the start of commercial shipments of carbon fiber for an application of considerable potential: the use of carbon fibers as a reinforcing material that will add strength and provide dramatic weight savings in concrete components and structures that are far less bulky than conventional steel-reinforced structures.

         Using Zoltek carbon fiber, TechFab, LLC of Anderson, South Carolina, has developed a patented carbon reinforcing grid (known as C-GRID(TM)) that can deliver up to seven times the tensile strength of steel reinforcement by weight. That allows designers and engineers to build streamlined structures from precast concrete that are just as strong as conventional steel reinforced sections, but weigh less than half as much with improved corrosion resistance, durability and insulation properties. In addition, the reduced weight contributes to lower shipping and erection costs, and possible substructure savings. New architectural, industrial and residential precast products incorporating C-GRID are now possible.

         "This is a commercial application for carbon fibers with significant growth potential," noted Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer. "Zoltek has been our primary fiber supplier and advocate from day one," said John Carson, Director of Commercial Development and Program Leader for C-GRID technology at TechFab. "We are pleased to have them as our partner going forward in providing a better way to build with precast."

         ALTUSGroup, a partnership of five of the nation's leading precast concrete producers (with combined revenues of more than $1 billion), has begun a nationwide marketing and sales campaign for CarbonCast(TM) concrete structures made using C-GRID reinforcement.

         CarbonCast components, which usually replace secondary steel reinforcement with C-GRID, are "lighter, stronger and more durable than conventional precast." The AltusGroup promises coast-to-coast availability, consistent quality and uniform design standards regardless of project location.

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[ZOLTEK logo]

Zoltek Wins Major Contract For Reinforcing Concrete With Carbon Fiber
Page 2
January 17, 2005
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                      FOR FURTHER INFORMATION CONTACT:

                    ZSOLT RUMY, CEO OR KEVIN SCHOTT, CFO
                             3101 MCKELVEY ROAD
                             ST. LOUIS, MO 63044
                               (314) 291-5110

This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: re-activate its formerly idle manufacturing facilities on a timely and cost-effective basis, to meet current order levels for carbon fibers; successfully add new capacity for the production of carbon fiber and precursor raw material; execute plans to exit its specialty products business and reduce costs; achieve profitable operations; raise new capital and increase its borrowing at acceptable costs; manage changes in customers' forecasted requirements for the Company's products; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Zoltek is an applied technology and materials company. Zoltek's Carbon Fiber Business Unit is primarily focused on the manufacturing and application of carbon fibers used as reinforcement material in composites, oxidized acrylic fibers for heat/fire barrier applications and aircraft brakes, and composite design and engineering to support the Company's materials business. Zoltek's Hungarian-based Specialty Products Business Unit, which the Company is pursuing plans to exit, markets acrylic fibers, nylon products and industrial materials.

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